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                                                                    EXHIBIT 10.4

                               SUBLEASE AGREEMENT


         This Sublease Agreement (the "AGREEMENT") dated as of November 1, 2003, is made between Enerl Group, Inc. ("SUBLESSOR") and Splinex LLC ("SUBLESSEE").

                              W I T N E S S E T H :

         1. GRANT OF SUBLEASE. The parties hereto take notice of the following leases:

         (a) On December 19, 2002, The Northwestern Mutual Life Insurance Company of Milwaukee, Wisconsin ("LESSOR") and Aristocrat Technologies, Inc. ("LESSEE") entered into that certain Lease Agreement (the "MASTER LEASE") for the premises located in the City of Fort Lauderdale, County of Broward, State of Florida, described as 550 W. Cypress Creek Road, consisting of approximately 3,995 rentable square feet, known as Suite 410. A copy of the Master Lease is attached as EXHIBIT 1. The leased premises under the Master Lease (the "MASTER PREMISES") are described in more detail in EXHIBIT 2.

         (b) On October 27, 2003, Lessee and Sublessor entered into that certain sublease for the Master Premises (the "MASTER PREMISES SUBLEASE"). A copy of the Master Premises Sublease is attached as EXHIBIT 3. The Master Lease and the Master Premises Sublease are collectively the "LEASES."

         2. PREMISES. Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Agreement that portion of the Master Premises (the "PREMISES"), totaling 3,995 rentable square feet, as described in more detail in
EXHIBIT 4.

         3. WARRANTY BY SUBLESSEE. Sublessor warrants and represents to Sublessee that the Leases have not been amended or modified except as expressly set forth in EXHIBIT 2 herein, that Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Leases, and that Sublessor has no knowledge of any claim by Lessor or Lessee that Sublessor is in default or breach of any of the provisions of the Leases.

         4. TERM. The term of this Agreement (the "TERM") shall commence upon occupancy, which is planned to begin on January 1, 2004 (the "COMMENCEMENT DATE"), and end on February 28, 2008 ("TERMINATION DATE"), unless otherwise sooner terminated in accordance with the provisions of this Agreement. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term, However, the termination date shall remain February 28, 2008.

         5. RENT. Sublessee shall pay to Sublessor as rent (the "RENT") without deduction, set-off, notice or demand at:

                  Ener1 Group, Inc.
                  550 W. Cypress Creek Road, Suite 410
                  Fort Lauderdale FL 33309
                  Attention: Controller

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or, at such other place as Sublessor shall designate from time to time by notice to Sublessee. Sublessee shall pay the following:

                                                       MONTHLY RENT
                  Occupancy-- 10/31/04                  $4,660.83
                  11/01/04-- 10/31/05                   $4,847.26
                  11/01/05-- 10/31/06                   $5,041.15
                  11/01/06-- 10/31/07                   $5,242.80
                  11/01/07-- 02/28/08                   $5,452.51

plus state sales tax as then applicable in Broward County, Florida as of the date of payment, in advance on the first day of each month of the Term. If the Term begins or ends on a day other than the first or last day of a month, the rent for the partial month or months shall be prorated on a per diem basis, with the numerator being the number of days that the Sublessee has occupied or will occupy the Premises and the denominator being the number of days in the relevant month. The Sublessee shall not be responsible for any Additional Rent as outlined in the Master Lease. Unpaid rent shall bear interest until paid at the prime rate of interest plus 2%.

         6. TENANT IMPROVEMENTS. Sublessor shall provide the Premises in an "as-is" condition.

         7. SECURITY DEPOSIT AND FIRST MONTH OF RENT.

         (a) Sublessee shall deposit with Sublessor upon the signing of this Agreement, the sum of $0.00 as security of its faithful performance of its obligations hereunder ("SECURITY DEPOSIT") plus $4,660.83 as payment of the first month of rent due under this Agreement. Total due upon signing is $4,660.83.

         (b) If Sublessee fails to pay Rent or other charges when due under this Agreement, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit, without prejudice to any other remedy which Sublessor may have, for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach.

         (c) If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within 10 days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Agreement. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns or otherwise conveys its interest in


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this Agreement, Sublessor shall deliver to its assignee so much of the Security
Deposit as is then held by Sublessor and Sublessee agrees to look solely to such grantee or assignee for application or return of the Security Deposit from any mortgagee or any purchaser of Sublessor's interest as a foreclosure sale of any grantee of a deed in lieu of foreclosure.

         (d) Within 30 days after the Term has expired, or Sublessee has vacated the Premises, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

         8. USE OF PREMISES. The Premises shall be for general office use.

         9. ASSIGNMENT AND SUBLETTING. Sublessee shall not mortgage, encumber, assign, convey or sublet this Agreement or any interest thereunder in any manner which would constitute a breach or violation of either of the Leases and without the prior written consent of Sublessor, such consent shall not be unreasonably withheld, and the consent of Lessor, as required under the terms of either of the Leases; HOWEVER, it is understood by the parties hereto that the Sublessee intends to assign its rights and responsibilities under this Agreement to its wholly-owned subsidiary, Splinex Technology Inc., and the Sublessor hereby approves of such an assignment.

         10. OTHER PROVISIONS.

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         (a) All terms and conditions of the Leases, except those that are incompatible with this Agreement, are incorporated into and made part of this Agreement as if (i) Sublessor were the sublessor (in the case of the Master Premises Sublease) thereunder and (ii) Sublessee were the sublessee (in the case of the Master Premises Sublease) thereunder.

         (b) Except as otherwise noted herein, (i) Sublessee shall perform and observe all the agreements, covenants, conditions and provisions to be performed and observed by Lessee under the Master Lease in relation to the Premises and
(ii) Sublessor shall perform and observe all the agreements, covenants, condition and provision to be performed by the Sublessor under the Master Lease in relation to that Master Premises other than the Premises, as and when performance and observance is due, and the Lessor under the Master Lease will have the right to enforce such agreements, covenants, conditions and provisions directly against Sublessee.

         (c) Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Leases. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee.

         (d) The failure of (i) the Lessor or the Lessee to perform its or their covenants (as the case may be) under the Master Lease or (ii) the Lessee or Sublessor to perform its or their covenants (as the case may be) under the Master Premises sublease shall not allow Sublessee to withhold, set-off or abate any Rent or other amounts due hereunder. Further, in no event shall Sublessor be liable to Sublessee for any damages, costs or expenses that Sublessee may incur by reason of Lessor's failure to perform its covenants under the Master Lease.

         (e) If the Master Lease terminates, this Agreement and any assignments hereto shall terminate and the parties shall be relieved of any future liability or obligation under this Agreement; PROVIDED, HOWEVER, that if the Master Lease or Master Premises Sublease terminates as a result of a default or breach by Sublessor or Sublessee under this Agreement, the Master Premises Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of such termination.

         (f) If either of the Master Leases give Sublessor any right to terminate either of the Master Leases in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

         (g) Notwithstanding the foregoing, Sublessor and Sublessee agree that the grace period provided to Lessee by the Lessor in the Master Lease shall be the same grace period provided to Sublessee.

         11. BROKER PARTICIPATION. Sublessor and Sublessee warrant and represent that they have dealt with no real estate brokers in connection with the Agreement and that no broker is entitled to any commission on account of this Agreement.

         12. ATTORNEYS' FEES. If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

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         13. NOTICES. All notices and demands that may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands shall be sent in person or by United States certified or registered mail, postage prepaid, and to the address hereinbelow, or to such other place as the parties may from time to time designate in a notice to the other.

         To Sublessor:              Ener1 Group, Inc.
                                    550 W. Cypress Creek Road, Suite 120
                                    Fort Lauderdale, FL 33309

         To Sublessee:              Splinex LLC
                                    550 W. Cypress Creek Road, Suite 410
                                    Fort Lauderdale, FL 33309

         14. MAINTENANCE OF PREMISES. Sublessee shall be responsible for maintenance of the Premises and improvements in accordance with the terms and conditions of the Master Lease regarding same.

         15. INSURANCE. Sublessee shall maintain at its sole cost throughout the Term hereof such insurance policies as are required to be maintained by Sublessor under the Master Leases, naming as the insured, Lessor, Sublessor and Sublessee, as their respective interests may appear, and contain an endorsement that such policy shall not be cancelable except upon 30 days prior written notice to Lessor and Sublessor.

         16. RENEWAL OPTION. Sublessor and Sublessee agree that this Agreement provides Sublessee with no automatic option to renew this Agreement or enter into a new lease at the end of the Term either with the Sublessor or with the Lessor.

         17. INDEMNIFICATION.



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         (a) Sublessee assumes liability for and hereby agrees to indemnify, protect, save and keep harmless Sublessor, its agents, employees, officers, directors, successors and assigns, from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses including reasonable legal expenses incurred by or asserted against Sublessor, its agents, employees, officers, directors, successors and assigns in any way relating to or arising out of Sublessee's tenancy, possession or use of the Premises or Sublessee's performance under this Agreement.

         (b) Sublessor assumes liability for and hereby agrees to indemnify, protect, save and keep harmless Sublessee, its agents, employees, officers, directors, successors and assigns from and against any and all liabilities, obligations, losses, damages penalties, claims, actions suits, costs and expenses including reasonable legal expenses incurred by or asserted against Sublessee, its agents, employees, officers, directors, successors and assigns in any way relating to or arising out of Sublessor's tenancy, possession or use of the Premises or Sublessor's performance under this Agreement.

         18. ACCESS TO PREMISES. Sublessor acknowledges that it will maintain access to the Premises for the Sublessee to the same extent as the Sublessor provides for itself, including providing Sublessee with keys and combinations (if any) to the Premises.

         19. FURNITURE AND EQUIPMENT. Sublessor agrees to leave all of the furniture (workstations, chairs, kitchen appliances and file cabinets) and telephone system (handsets, wiring and processing unit) and the computer cabling in the Premises for the use at no additional cost by the Sublessee during the entire term of the Agreement. Sublessee shall be responsible for any maintenance or repair required to keep this furniture and equipment in good working order throughout the term of the Agreement. Sublessee agrees to accept ownership of the furniture and equipment at the end of this Agreement so long as Sublessee is not in default on any terms and conditions of this Agreement beyond any permitted cure periods.

         20. CONSENT BY LESSOR. As required under the terms of the Master Lease, this Agreement shall be of no force or effect unless consented to by Lessor within 15 days after Agreement signature and presentation to Lessor for approval.

         21. EXHIBITS. EXHIBITS 1, 2, 3 and 4, and the various attachments and exhibits contained in each therein, are hereby made a part of this Agreement.

                           (signature page to follow)




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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     ENER1 GROUP, INC.,
                                     as Sublessor


                                     By: /s/ Mike Zoi
                                        -------------------------------------
                                     Name: Mike Zoi
                                        -------------------------------------
                                     Title: President
                                        -------------------------------------

                                     SPLINEX LLC,
                                     as Sublessee


                                     By: /s/ Peter Novak
                                        -------------------------------------
                                     Name: Peter Novak
                                        -------------------------------------
                                     Title: Director
                                        -------------------------------------


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